                                                                    EXHIBIT 4.10

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                            AIRTRAN HOLDINGS, INC.,
                                  as Issuer,

                 THE SUBSIDIARY GUARANTORS SIGNATORIES HERETO,
                                as Guarantors,

                            AIRTRAN AIRWAYS, INC.,
                                 as Guarantor

                                     and

                     STATE STREET BANK AND TRUST COMPANY,
                                  as Trustee


                                _______________

                         THIRD SUPPLEMENTAL INDENTURE

                         Dated as of November 17, 1997

                                      to

                                   INDENTURE

                          Dated as of April 17, 1996

                                _______________



                         10 1/4% Senior Notes due 2001



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

                         THIRD SUPPLEMENTAL INDENTURE

     THIRD SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of
                                         ----------------------
November 17, 1997, by and among AirTran Holdings, Inc., a Nevada corporation (the "Company"), the Subsidiary Guarantors parties hereto (the "Guarantors"),
      -------                                                   ----------
AirTran Airways, Inc., a Delaware corporation ("Airways") and State Street Bank
                                                -------
and Trust Company, as trustee (the "Trustee").
                                    -------

                                   RECITALS

     WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of April 17, 1996, as supplemented by the First Supplemental Indenture thereto dated as of August 26, 1996, and as further supplemented by the Second Supplemental Indenture thereto dated as of August 5, 1997 (the "Indenture"), providing for the issuance of an aggregate principal
           ---------
amount of $150,000,000 of 10 1/4% Senior Notes due 2001 (the "Notes");
                                                              -----

     WHEREAS, pursuant to the merger of Airways Corporation with and into the Company as of November 17, 1997 (the "Merger"), Airways, which had theretofore
                                      ------
been a wholly-owned subsidiary of Airways Corporation, became a wholly-owned subsidiary of the Company;

     WHEREAS, pursuant to the Merger, Airways became a Restricted Subsidiary of the Company;

     WHEREAS, pursuant to Section 1305 of the Indenture, the Company will cause each Restricted Subsidiary to become a Subsidiary Guarantor of the Notes;

     WHEREAS, pursuant to Section 901(6) of the Indenture, the Company, the Guarantors and the Trustee may enter into one or more supplemental indentures without the consent of any Holders to add new Subsidiary Guarantors pursuant to
Section 1305; and

     WHEREAS, in connection with the Merger, the Company changed its name from "ValuJet, Inc." to "AirTran Holdings, Inc."

     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Guarantors, Airways and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

     1.   Definitions. Capitalized terms used herein without definition shall
          -----------
have the meanings assigned to them in the Indenture. For all purposes of this Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires, the words "herein", "hereof" and "hereby" and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

     2.   Guarantee. Airways hereby (i) becomes, and subject to the provisions
          ---------
of the Indenture, after the date hereof shall be, a Subsidiary Guarantor, and
(ii) subjects itself to the provisions (including the representations and warranties) of the Indenture as a Subsidiary Guarantor, and agrees to be bound thereby. In furtherance of the foregoing, and not in limitation thereof, pursuant to Section 1301 of the Indenture, Airways hereby jointly and severally with all other Guarantors unconditionally guarantees to each Holder of a Security authenticated and

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delivered by the Trustee, and to the Trustee on behalf of such Holder, the due and punctual payment of the principal of (and premium, if any) and interest on such Security when and as the same shall become due and payable, whether at the Stated Maturity or by acceleration, call for redemption, purchase or otherwise, in accordance with the terms of such Security and of the Indenture. In case of the failure of the Company punctually to make any such payment, Airways hereby jointly and severally agrees with all other Guarantors to cause such payment to be made punctually when and as the same shall become due and payable, whether at the Stated Maturity or by acceleration, call for redemption, purchase or otherwise, and as if such payment were made by the Company.

     3.   Change of Corporate Name. Pursuant to Section 901(5) of the Indenture,
          ------------------------
any and all references in the Indenture to VALUJET, INC., shall be changed to AIRTRAN HOLDINGS, INC.

     4.   Ratification of Indenture; Supplemental Indentures Part of Indenture.
          --------------------------------------------------------------------
Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

     5.   Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND
          -------------
CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

     6.   Trustee Makes No Representation. The Trustee makes no representation
          -------------------------------
as to the validity or sufficiency of this Supplemental Indenture.

     7.   Counterparts. The parties may sign any number of copies of this
          ------------
Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

     8.   Effect of Headings. The Section headings herein are for convenience
          ------------------
only and shall not effect the construction thereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.


                                         AIRTRAN AIRWAYS, INC., as Guarantor

                                         By: /s/ D. Joseph Corr
                                             ---------------------------
                                               Name: D. Joseph Corr
                                               Title: President (CEO)

                                          AIRTRAN HOLDINGS, INC.


                                          By:    /s/ D. Joseph Corr
                                              ------------------------
                                                Name:  D. Joseph Corr
                                                Title: President (CEO)


                                          STATE STREET BANK AND TRUST
                                          COMPANY, as Trustee


                                          By: ________________________
                                                Name:
                                                Title:


                                          AIRTRAN AIRLINES, INC., as Guarantor


                                          By:    /s/ D. Joseph Corr
                                              ------------------------
                                                Name:  D. Joseph Corr
                                                Title: President (CEO)


                                          VALUJET MANAGEMENT CORP., as
                                          Guarantor


                                          By:    /s/ D. Joseph Corr
                                              ------------------------
                                                Name:  D. Joseph Corr
                                                Title: President


                                          VALUJET INVESTMENT CORP., as
                                          Guarantor


                                          By:    /s/ D. Joseph Corr
                                              ------------------------
                                                Name:  D. Joseph Corr
                                                Title: President

                                             VALUJET CAPITAL CORP., as
                                             Guarantor

                                             By: /s/ D. Joseph Corr.
                                                ----------------------
                                                  Name: D. Joseph Corr
                                                  Title: President


                                             VALUJET MANAGEMENT CORP., as
                                             general partner of VALUJET
                                             CORPORATE PARTNERS, L.P. as
                                             Guarantor


                                             By: /s/ D. Joseph Corr
                                                -----------------------
                                                  Name: D. Joseph Corr
                                                  Title: President


                                             VALUJET MANAGEMENT CORP., as
                                             general partner of VALUJET
                                             RESERVATION PARTNERS, L.P., as
                                             Guarantor

                                             By: /s/ D. Joseph Corr
                                                -------------------------
                                                  Name: D. Joseph Corr
                                                  Title: President


                                             VALUEJET I, LTD., as Guarantor

                                             By: /s/ Robert L. Priddy
                                                ---------------------------
                                                  Name: Robert L. Priddy
                                                  Title: President


                                             VALUJET II, LTD., as Guarantor

                                             By: /s/ Robert L. Priddy
                                                ---------------------------
                                                  Name: Robert L. Priddy
                                                  Title: President

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